Exhibit 21

COVENTRY HEALTH CARE, INC.

LIST OF SUBSIDIARIES

January 9, 2008

Subsidiaries                                                                                                       State of Organization

Altius Health Plans Inc. (Does business as Altius)	Utah
Carelink Health Plans, Inc.	West Virginia
Coventry Consumer Advantage, Inc.	Delaware
CHC Casualty Risk Retention Group, Inc.	Vermont
CHCCares, Inc. (Name Change effective 10/17/2007 to HealthCare USA of Tennessee with d/b/a HealthCare USA)	Tennessee
Coventry Financial Management Services, Inc.	Delaware
Coventry Health and Life Insurance Company	Delaware
Coventry Health Care Investment Corporation	Delaware
Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware
Coventry Health Care, Inc.	Delaware
Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware
Coventry Health Care of Georgia, Inc.	Georgia
Coventry Health Care of Iowa, Inc.	Iowa
Coventry Health Care of Kansas, Inc.	Kansas
Coventry Health Care of Louisiana, Inc.	Louisiana
Coventry Health Care of Nebraska, Inc.	Nebraska
Coventry Health Care of Pennsylvania, Inc.	Pennsylvania
Coventry Management Services, Inc.	Pennsylvania
Coventry Health Care National Network, Inc.	Delaware
Coventry Healthcare National Accounts, Inc.	Delaware

Coventry Health Care Workers Compensation, Inc. and Subsidiaries:

FHM Business Corporation

First Script Network Services, Inc.

        FOCUS Healthcare Management, Inc.

Medical Examinations of New York, P.C. d/b/a Coventry Independent Medical Examinations

MetraComp, Inc.

Delaware Delaware Nevada Tennessee New York Connecticut
Coventry Product Services, Inc.	Delaware
Coventry Prescription Management Services, Inc.	Nevada
Coventry Services Corporation	Delaware
Coventry Specialty Services, LLC	Maryland
Coventry Transplant Network, Inc.	Delaware
First Health Group Corp. and it subsidiaries:	Delaware
American Life and Health Insurance Company	Missouri
Cambridge Life Insurance Company	Missouri
Claims Administration Corp.	Maryland
FHC, Inc.	Ontario
First Health Insurance Services, Inc. (Merged into First Health Group Corp on 12/31/2007 w/ FHG being the surviving corporation.)	Virginia
First Health Life & Health Insurance Company	Texas

First Health Priority Services, Inc.

(Merged with First Health Plus Managed Care Services, Inc. with First Health Plus Managed Care Services, Inc. as surviving corporation. Company then changed name to First Health Priority Services, Inc. Merged into Coventry Health Care Workers Compensation, Inc. on 12/31/2007 w/ CHCWC being the surviving corporation)

California

First Health Services Corporation and Subsidiaries:

First Health Services of Arkansas, Inc.

First Health Services of Florida, Inc.

First Health Services of Montana, Inc.

First Health Strategies, Inc.

Health Care Management, Inc.

Virginia Arkansas Florida Montana Delaware Delaware
First Health Insurance Corporation	Illinois
Florida Health Plan Administrators, LLC and it subsidiaries: Summit Health Plan, Inc. Vista Healthplan, Inc. Vista Healthplan of South Florida, Inc. Vista Insurance Plan, Inc.	Florida Florida Florida Florida Florida
Group Health Plan, Inc.	Missouri
HealthAmerica Pennsylvania, Inc.	Pennsylvania
HealthAssurance Financial Services, Inc.	Delaware
HealthAssurance Pennsylvania, Inc. (Formerly Health PASS, Inc.)	Pennsylvania
HealthCare USA of Missouri, LLC	Missouri
OmniCare Health Plan, Inc.	Minnesota
PersonalCare Insurance of Illinois, Inc.	Illinois
Provider Synergies, LLC	Ohio
Southern Health Services, Inc. (Also does business as Coventry Health Care or Coventry)	Virginia
SouthCare PPO, Inc. (Merged into First Health Group, Inc. on 12/31/2007 w/ FHGC being the surviving corporation.)	Missouri
WellPath Preferred Services, Inc.	North Carolina
WellPath Select, Inc.	North Carolina
WellPath of South Carolina, Inc.	South Carolina